                                                                     Exhibit 3.1

                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                    INSTITUTE FOR LABORATORY MEDICINE, INC.



     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned corporation adopts the following:

     Restated Article of Incorporation, which amendments to the Corporation's Articles of Incorporation, as amended, contained therein were adopted by the shareholders of the Corporation on June 15, 1991, in a manner prescribed by the Florida Business Corporation Act. The number of votes cast by the common stockholders, the only group entitled to vote, was sufficient for approval.

     1.   The name of the Corporation is: INSTITUTE FOR LABORATORY MEDICINE,
          INC.

     2. The Articles of Incorporation of the Corporation were hereby amended to read in their entirety as follows:

                                   ARTICLE 1

                                      Name

     The name of the corporation is Institute for Laboratory Medicine, Inc.

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                                   ARTICLE 2

                                    Purpose

     The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act.

                                   ARTICLE 3

                                 Capital Stock

     The total amount of capital stock which this Corporation has the authority to issue is as follows:

     100,000,000 shares of common stock, .001 par value per share; and

     15,000,000 shares of preferred stock, $.001 par value per share.

     4,000,000 shares of the preferred stock shall be designated "Series A Preferred Stock" and shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

     Dividends. No dividends or other distributions may be made in respect of the Series A Preferred Stock.
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     (ii)  Redemption. The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the holders thereof, at any time or from time to time, at a redemption price equal to $.001 per share.

     (iii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of common stock of the Corporation, the sum of $.001 per share and no more.

     (iv) Voting. Each share of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters as to which shareholders of the Corporation have a right to vote as provided in these Amended and Restated Articles of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of Corporation, holders of the Series A Preferred Stock and the Common Stock shall vote together as a single class.

     With respect to the remainder of the Corporation's preferred stock other than the Series A Preferred Stock, the Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 3, to provide for the issuance of the shares of such preferred stock in series, and to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences


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and relative, participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof; provided, however, that the Board of Directors shall not alter the powers, preferences and relative rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of all of the issued and outstanding shares of Series A Preferred Stock.

     The authority of the Board with respect to each series of preferred stock, other than the Series A Preferred Stock, shall include, but not be limited to, determination of the following:

     A. The number of shares constituting the series and distinctive designation of the series;

     B. The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payments of dividends on shares of the series;

     C. Whether the series will have voting rights, and, if so, the terms of the voting rights;

     D. Whether the series will have conversion privileges, and, if so, the terms and conditions of the


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          conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

     E. Whether or not the shares of the series will be redeemable; and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     F. Whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and, if so, the terms and amount of the sinking fund;

     G. The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights or priority, if any, of payment of shares of the series; and

     H. Any other relative terms, rights, preferences and limitations, if any, of the series as the Board of Directors may lawfully fix under the laws of the


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          State of Florida as in effect at the time of the creation of such series.


                                   ARTICLE 4

                         Registered Office and Agent

     The street address of the registered office of this Corporation is 2699 South Bayshore Drive, Coconut Grove, Florida 33133, and the name of the registered agent of the Corporation is Joel Bernstein.


                                   ARTICLE 5

            Sale of Assets Other Than in Regular Course of Business


     Section 1. For a period of eighteen (18) months after the date of these Amended and Restated Articles of Incorporation, the sale, lease, exchange or disposal of all or substantially all of those assets of the corporation used or usable by the corporation in the operation of its clinical laboratories (but not including cash, cash equivalents, obligations of or insured by the United States government its agencies or instrumentalities, repurchase and reverse repurchase agreements and other financial instruments or assets or related agreements), shall be deemed to be the sale, lease, exchange or disposal, as the case may be, of all, or substantially all, of the assets of the Corporation for purposes of determining the applicability of Section 607.1202 of


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the Florida General Corporation Act, regardless of the relative value of such assets compared to the value of the total assets of the Corporation.

     Section 2. During the eighteen (18) month period described in Section 1 of this Article 5, the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation shall be required to authorize any transaction requiring the vote of shareholders pursuant to Section 1 of this Article 5.

                                   ARTICLE 6
                             Affiliated Transaction

     The corporation shall not be governed by Section 607.0901 of the Florida Business Corporation Law.

                                   ARTICLE 7

                  Annual and Special Meetings of Shareholders

     Annual meetings of the shareholders of the Corporation may be called by a majority of the members of the Board of Directors or by a committee of the Board of Directors which has been duly empowered by the Board of Directors to call annual meetings. Special meetings of the shareholders of the Corporation for any purpose may be called at any time by a majority of the members of the Board of Directors or by a committee of the Board of Direc-


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tors which has been duly empowered by the Board of Directors to call special meetings. Annual and special meetings may not be called by any other person except as provided by law.

                                   ARTICLE 8

                        Right to Amend or Repeal Article

     The Corporation reserves the right to amend, alter, to change or repeal any provision contained in these Amended and Restated Articles of Incorporation or any amendment hereto, in the manner now or hereafter prescribed by statute, and all rights and powers herein conferred on shareholders are granted subject to this reserved power. Notwithstanding the foregoing, the provisions set forth in Articles 5 and this Article 8, to the extent it relates to Article 5, may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all outstanding shares of voting stock of the Corporation.

                                   ARTICLE 9

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

     Section 1. Indemnification in Accordance with Bylaws. The Corporation shall indemnify its officers, Directors, employees and agents against liabilities, damages, settlements and


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expenses (including attorneys' fees) incurred in connection with the
Corporation's affairs, and shall advance such expenses to any such officers, directors, employees and agents to the full extent permitted by law, and as more particulary set forth in the Corporation's Bylaws. Such indemnification provisions of the Corporation's Bylaws may be enacted and modified from time to time by resolution of the Corporation's Board of Directors.

     Section 2. Effect of Modification. Any repeal or modification of any provision of this Article 9 by the shareholders of the Corporation shall not adversely affect any right to protection of a Director, officer, employee or agent of the Corporation existing at the time of the such repeal or modification.

     Section 3. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as the Director, officer, employee or agent to another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provision of this Article 9.


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     Section 4. No Rights of Subrogation. Indemnification hereunder and under the Bylaws shall be a personal right and the Corporation shall have no liability under this Article 9 to any insurer or any person, corporation, partnership, association, trust or other entity (other than the heirs, executors or admin-istrators of such person) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder or under the Corporation's Bylaws.

                                   ARTICLE 10

                         Exercise of Corporate Powers

     All corporate powers shall be exercised solely by or under the authority of, and the business and affairs of the corporation shall be managed solely under the direction of the Board of Directors.

                                  ARTICLE 11

                                 Severability

     In the event any provision (including any provision within a single article, section, paragraph or sentences) of these Articles should be determined by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, the remaining provisions and parts hereof shall not be in


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any way impaired and shall remain in full force and effect and enforceable to the fullest extent permitted by law.

Dated:  June 15    , 1991                   INSTITUTE FOR LABORATORY
      -------------                         MEDICINE, INC.

                                            By: /s/  LAURENCE LURIE
                                                --------------------------
                                                Laurence Lurie, President


                                                /s/   PETER SAYET
                                                --------------------------
                                                  Peter Sayet, Secretary


The principal office address is 18350 N.W. 2nd Ave., Suite 401, Miami, FL 33169.



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STATE OF FLORIDA)
                )
COUNTY OF DADE  )


     The undersigned, a notary public, do hereby certify that on this 15 day of June, 1991, personally appeared before me Laurence Lurie, who, being by me first duly sworn, declared that he is the President of Institute for Laboratory Medicine, Inc., that he signed the foregoing document as President of the Corporation, and that the statements therein contained are true.


My commission expires                           [sig]
                                      -----------------------
                                      Notary Public, State of
                                      Florida



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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    INSTITUTE FOR LABORATORY MEDICINE, INC.

                                 * * * * * *

     Article 3 of the Articles of Incorporation of INSTITUTE FOR LABORATORY MEDICINE, INC. was amended by the Corporation's Board of Directors, without shareholder approval (which approval is not required pursuant to F.S. Section
607.0602 and the Articles of Incorporation of Institute for Laboratory Medicine, Inc.) on June 18, 1991. The Corporation is filing these Articles of Amendment to Articles of Incorporation pursuant to F.S. 607.0602.

     1.  The name of the Corporation is Institute for Laboratory Medicine, Inc.

     2. Article 3 of the Articles of Incorporation of Institute for Laboratory Medicine, Inc. is hereby amended to add the following:

         There is hereby established a series of Series A-1 Preferred Stock of 10,000,000 shares with the following powers, preferred rights, qualifications, limitations and restrictions:

         (i) Dividends. No dividends or other distributions may be made in respect of the Series A-1 Preferred Stock.

         (ii) Redemption. The Series A-1 Preferred Stock shall be redeemable, in whole or in part, at the option of the holders thereof, at any time or from time to time at a redemption price equal to $.001 per share.

         (iii) Liquidation. Upon dissolution, liquidation or winding up of the Corporation, the holders of the Series A-1


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Preferred Stock shall be entitled to receive before any distribution is made to the holders of shares of common stock of the Corporation, the sum of $.001 per share and no more.

         (iv) Voting. Each share of Series A-1 Preferred Stock shall entitle the holder thereof to one vote on all matters to which shareholders of the Corporation have a right to vote as provided in these Amended and Restated Articles of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of Corporation, holders of the Series A-1 Preferred Stock and the Common Stock shall vote together as a single class.

     The Board of Directors shall not alter the powers, preferences and relative rights of the Series A-1 Preferred Stock without the affirmative vote of the holders of a majority of all the issued and outstanding shares of Series A-1 Preferred Stock.

     3. The foregoing Amendment to Articles of Incorporation was duly adopted by the Board of Directors on June 18, 1991.

     IN WITNESS WHEREOF, the undersigned officers and directors of this Corporation have executed these Articles of Incorporation on June 18, 1991.

                                               /s/ LAURENCE M. LURIE
                                              -----------------------------
                                              Laurence M. Lurie, President
                                              and Director


                                               /s/ PETER H. SAYET
                                              -----------------------------
                                              Peter H. Sayet, Secretary and
                                              Director

This document was prepared
and filed by:

Joel Bernstein, Esq.
Schrank & Bernstein
2699 South Bayshore Drive, Suite 9000
Miami, FL  33133


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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    INSTITUTE FOR LABORATORY MEDICINE, INC.

     Article 3 of the Articles of Incorporation of Institute for Laboratory Medicine, Inc. (the "Corporation") was amended by the Corporation's Board of Directors, without shareholder approval (which approval is not required pursuant to F.S. Section 607.1002(6) and the Articles of the Incorporation of the Corporation) on August 31, 1991. The Corporation is filing these Articles of Amendment to the Articles of Incorporation pursuant to F.S. Section 607.1006.

     1.  The name of the Corporation is Institute for Laboratory Medicine, Inc.

     2. Article 3 of the Corporation's Articles of Incorporation is amended to delete the authorization for and all references to, Series A Preferred Stock, no shares of which series have been issued.

     3. The foregoing Amendment to the Corporation's Articles of Incorporation was adopted by the Board of Directors on August 31, 1991.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Incorporation on October 29, 1991.



                                           /s/ STUART A. SEIDMAN
                                          ---------------------------
                                          Stuart A. Seidman, Director

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                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                    INSTITUTE FOR LABORATORY MEDICINE, INC.

                                   * * * * * *

     Article 1 of the Articles of Incorporation of Institute For Laboratory Medicine, Inc. (the "Corporation") was amended by the shareholders of the Corporation on June 30, 1993, in a manner prescribed by F.S. Section 607.1003. The number of votes cast by the Common Stockholders and the Series A-1 Preferred Stockholders, the only shareholders entitled to vote, voting together as a group, was sufficient for approval. The Corporation is filing these Articles of Amendment to Articles of Incorporation pursuant to F.S. Section 607.1006.

     1.  The name of the Corporation is Institute For Laboratory Medicine, Inc.

     2. Article 1 of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                                    ARTICLE

                                      Name

     The name of the Corporation is Specialty Retail Group, Inc.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Incorporation on June 30, 1993.



                                           /s/ RUSS FEIN
                                          --------------------------
                                          Russ Fein
                                          Vice President-Finance
                                          Chief Financial Officer

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                          SPECIALTY RETAIL GROUP, INC.

        The name of the Corporation is Specialty Retail Group, Inc. On June 4, 1999, the shareholders of Specialty Retail Group, Inc. (the "Corporation") approved two Amendments to the Restated Articles of Incorporation in a manner prescribed by Florida Business Corporation Act Sections 607.0704 and 607.1003. The number of votes cast by the Common Shareholders and the Series A-1 Preferred Shareholders, the only shareholders entitled to vote, voting together as a group, was sufficient for approval. The Corporation is filing these Articles of Amendment to Restated Articles of Incorporation pursuant to Florida Business Corporation Act Sections 607.0704 and 607.1003. The Amendments are as follows:

        1. Article I of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                "The name of the Corporation is TBM Holdings Inc."

        2. Article 3 of the Corporation's Articles of Incorporation is amended to change the number of shares of Common Stock, $.001 par value per share, which the Corporation is authorized to issue from 100,000,000 shares to 10,000,000 shares and the 9,084,238 issued and outstanding shares of Common Stock are hereby combined and converted into 22,000 shares of Common Stock.

        This amendment does not adversely affect the rights and preferences of the holders of outstanding shares of any class or series.

        IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment to Articles of Incorporation on June 10, 1999.

                                               /s/ SEYMOUR W. ZISES
                                               ----------------------
                                               Name: Seymour W. Zises
                                               Title: Sole Director